As filed with the Securities and Exchange Commission on October 5, 2007
     Registration No. 333-[     ]

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
LODGENET ENTERTAINMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	43-0371161
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
3900 West Innovation Street
Sioux Falls, South Dakota 57017
(605) 988-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Scott C. Petersen
Chief Executive Officer and President
LodgeNet Entertainment Corporation
3900 West Innovation Street
Sioux Falls, South Dakota 57017
(605) 988-1000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with a copy to:
Mark S. Weitz, Esq.
Leonard, Street and Deinard Professional Association
150 South Fifth Street, Suite 2300
Minneapolis, Minnesota 55402
(612) 335-1500
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

	Amount To Be	Proposed Maximum	Proposed Maximum	Amount of Registration
Title Of Each Class of Securities To Be Registered	Registered	Offering Price Per Unit(1)	Aggregate Offering Price	Fee
Common Stock, $.01 par value	1,000,000	$26.42	$26,420,000	$811.10

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant’s Common Stock on October 1, 2007 as reported on the Nasdaq Global Market.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED October 5, 2007

PRELIMINARY PROSPECTUS

1,000,000 Shares

Common Stock

All of the shares of our common stock in this offering are being registered in order to permit the possible offer and sale by the selling stockholders identified in this prospectus or a supplement hereto. The shares of our common stock that may be offered by each selling stockholder using this prospectus represent shares of our common stock that we issued to such selling stockholder in connection with a private placement to PAR Investment Partners, L.P. The private placement was completed to finance in part our acquisition of Ascent Entertainment Group, Inc., of which On Command Corporation is a wholly owned subsidiary, from Liberty Media Corporation. We agreed to register these shares as part of the private placement.We will not receive any of the proceeds from the sale of these shares of our common stock by the selling stockholders.

Our common stock is listed on The Nasdaq Global Market under the symbol “LNET.” The last reported sale price of our common stock on October 4, 2007 was $27.12 per share.

This prospectus describes the general manner in which the shares of our common stock may be offered and sold by the selling stockholders. If necessary, the specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus.

Investing in our securities involves significant risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2006 and filed on March 14, 2007 (which document is incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” below.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [  ], 2007.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement and any report or document incorporated herein by reference constitute “forward-looking statements”. When used in this report, the words “intends,” “expects,” “anticipates,” “estimates,” “believes,” “goal,” “no assurance” and similar expressions, and statements which are made in the future tense or refer to future events or developments, including, without limitation, those related to estimated free cash flow, debt ratios and synergies, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. In addition to the risks and uncertainties discussed in Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2006 and filed on March 14, 2007, in any prospectus supplement or any report or document incorporated herein by reference, such factors include, among others, the following:

•	the effects of economic conditions, including in particular the economic condition of the lodging industry, which can be particularly affected by international crisis, acts or threats of terrorism and public health issues;

•	competition from providers of similar services and from alternative sources;

•	changes in demand for our products and services; programming costs, availability, timeliness, and quality; technological developments by competitors;

•	developmental costs, difficulties, and delays;

•	relationships with clients and property owners;

•	the availability of capital to finance growth;

•	the impact of government regulations;

•	potential effects of litigation;

•	risks of expansion into new markets;

•	risks related to the security of our data systems; and

•	other factors detailed, from time to time, in our filings with the SEC.

With respect to any proposed or completed acquisition, we are subject to risks that integration costs will exceed expectations, that synergies we anticipate will not be realized, or will take longer than anticipated to realize, that our management and management systems will encounter difficulties in dealing with a bigger, more diversified enterprise, and that the financial results we expect from the acquisition will not be realized.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information included elsewhere in, or incorporated by reference into, this prospectus, including our financial statements and the related notes. You should carefully consider, among other things, the matters discussed in “Risk Factors,” which we describe in Item 1A our most recent Annual Report on Form 10-K for the year ended December 31, 2006 and filed on March 14, 2007 and in other documents that we subsequently file with the Securities and Exchange Commission.

Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to “we,” “us,” “our,” “our company,” “LodgeNet” and similar references refer to LodgeNet Entertainment Corporation.

Our Business

LodgeNet is a leading provider of media and connectivity services designed to meet the unique needs of hospitality, healthcare and other visitor and guest-based businesses. LodgeNet serves more than 1.9 million hotel rooms representing 9,300 hotel properties worldwide in addition to healthcare facilities throughout the United States. LodgeNet’s services include on demand movies, games, television programming, music and information, along with subscription sports programming and high-speed Internet access. LodgeNet Entertainment Corporation owns and operates businesses under the industry leading brands: LodgeNet, LodgeNetRX, On Command and StayOnline.

Corporate Information

We are incorporated in Delaware. Our principal executive offices are located at 3900 West Innovation Street, Sioux Falls, South Dakota 57107. Our telephone number is (605) 988-1000.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement, but the registration statement incorporates by reference additional information and exhibits. We are subject to the reporting requirements of the Securities Exchange Act of 1934, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents electronically with the SEC. The address of that site on the world wide web is http://www.sec.gov. The information on the SEC’s web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede the information that is either contained herein or incorporated by reference herein, and will be considered to be a part of this prospectus from the date such documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2006;

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 2, 1993;

•	the description of our stockholder rights plan in our Form 8-A/A filed with the SEC on March 2, 2007;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 2, 2007;

•	Our Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2007, and June 30, 2007, as filed with SEC on May 8, 2007, and August 9, 2007, respectively; and

•	Our Current Reports on Form 8-K as filed with the SEC on March 16, 2007, March 26, 2007, April 4, 2007 (other than Item 7.01 and the exhibits referenced therein), April 10, 2007, April 13, 2007, April 20, 2007, April 23, 2007, June 18, 2007 and October 5, 2007.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are made after the initial filing date of the registration statement of which this prospectus is a part and before the termination of any offering of securities offered by this prospectus. Any statement contained in this prospectus or in a document incorporated in, or deemed to be incorporated by reference to, this prospectus shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in

•	the prospectus;

•	the accompanying prospectus supplement; or

•	any other subsequently filed document which also is incorporated in, or is deemed to be incorporated by reference to this prospectus;

modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon your written or oral request for any or all of the documents incorporated by reference but not delivered with this prospectus, we will send to you the copies you requested at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to our Corporate Secretary at LodgeNet Entertainment Corporation, 3900 West Innovation Street, Sioux Falls, South Dakota 57107. Our telephone number is (605) 988-1000. Our internet address is www.lodgenet.com and the investor relations section of our website is located at www/lodgenet.com/investors. The information on our web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

RISK FACTORS

You should carefully consider, among other things, the matters discussed under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2006 and filed on March 14, 2007, and in other documents that we subsequently file with the SEC, all of which are incorporated by reference to this Prospectus.

USE OF PROCEEDS

Registration of the shares of common stock covered by this prospectus does not mean that the shares of common stock necessarily will be offered or sold. The selling stockholders may sell none, some or all of their shares covered by this prospectus, all as determined by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock. The selling stockholders will receive all of the net proceeds from any sales of such shares. See “Selling Stockholders.”

DIVIDEND POLICY

Historically we have paid no dividends on our common stock. We do not intend to pay any cash dividends on our common stock in the foreseeable future. We expect that we will retain any earnings to finance our operations and growth. In addition, the terms and conditions of our debt instruments restrict and limit payments or distributions in respect of our common stock. Therefore, we do not expect to pay cash dividends in the foreseeable future.

SELLING STOCKHOLDERS

Registration of the shares of common stock covered by this prospectus does not mean that the shares of common stock necessarily will be offered or sold. The selling stockholders listed in the table below may sell none, some or all of their shares covered by this prospectus, all as determined by the selling stockholders. The selling stockholders acquired these shares from us in a private offering pursuant to an exemption from registration provided under Section 4(2) of the Securities Act in connection with a private placement to PAR Investment Partners, L.P., which closed in April 2007. The private placement was completed to finance in part our acquisition of Ascent Entertainment Group, Inc., of which On Command Corporation is a wholly owned subsidiary, from Liberty Media Corporation. We agreed to register these shares as part of the private placement.

The Registration Statement of which this prospectus is a part of has been filed pursuant to registration rights granted to the selling stockholders as part of the foregoing transactions. Under the terms of the agreements between us, the selling stockholders and other parties, we will pay all expenses of the registration of the shares of common stock, including SEC filing fees, except that the selling stockholders will pay all underwriting discounts and selling commissions, if any. Our expenses for the registration of the shares of common stock are estimated to be $57,811.

The table below sets forth certain information known to us, based upon written representations from the selling stockholders, with respect to the beneficial ownership of our shares of common stock held by the selling stockholders as of September 30, 2007. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” For the purposes of the table below, we assume that the selling stockholders will sell all their shares of common stock covered by this prospectus.

In the table below, the percentage of shares beneficially owned is based on 22,935,925 shares of our common stock outstanding at September 30, 2007, determined in accordance with Rule 13d-3 of the Exchange Act. Under such rule, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of such date through the exercise of any options or other rights. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares of common stock shown as beneficially owned.

Unless otherwise described below, to our knowledge, none of the selling stockholders nor any of their affiliates has held any position or office with, been employed by or otherwise had any material relationship with us or our affiliates during the three years prior to the date of this prospectus. In addition, based on information provided to us, none of the selling stockholders that are affiliates of broker-dealers, if any, purchased the shares of common stock outside the ordinary course of business or, at the time of their acquisition of the shares of common stock, had any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the shares.

After the Offering (Assuming All
	Prior to the Offering(1)			Shares of Common Stock Being
			Number of	Offered are Sold)
	Number of		Shares of	Number of
	Shares of	Percent of	Common	Shares of	Percent of
	Common Stock	Shares of	Stock Being	Common Stock	Shares of
	Beneficially	Common Stock	Registered for	Beneficially	Common Stock
Name of Selling Stockholder	Owned	Outstanding	Resale(2)	Owned	Outstanding

PAR Investments Partners, L.P.(3)	2,156,997	9.40%	1,000,000	1,156,997	5.05%

(1)	The amounts set forth in this column include the shares of common stock beneficially owned by the selling shareholder as of September 30, 2007.

(2)	The amounts set forth in this column are the number of shares of common stock that may be offered by the selling shareholder using this prospectus. These amounts do not represent any other shares of our common stock that the selling stockholder may own beneficially or otherwise.

(3)	The shares are held directly by PAR Investment Partners, L.P. (“PAR”). PAR Capital Management, Inc. (“PCM”), as the general partner of PAR Group, L.P., which is the general partner of PAR, has investment discretion and voting control over shares held by PAR. No stockholder, director, officer or employee of PCM has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares held by PAR. The shares held by PAR are part of a portfolio managed by Edward Shapiro. As an employee of PCM, Mr. Shapiro has the authority to trade the shares held by PAR. The address of PAR is One International Place, Suite 2401, Boston, MA 02110.

PLAN OF DISTRIBUTION

The shares of common stock listed in the table appearing in the “Selling Stockholders” section of this prospectus are being registered to permit public secondary trading of these shares by the holders of such shares from time to time after the date of this prospectus. Registration of the shares of common stock covered by this prospectus does not mean, however, that those shares of common stock necessarily will be offered or sold. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders.

The selling stockholders and their pledgees, assignees, donees, or other successors-in-interest who acquire their shares of common stock after the date of this prospectus, may sell such shares of common stock from time to time directly to purchasers or through underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	through The Nasdaq Global Market or on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the exercise of purchased or written options;

•	through an underwriter in a firm commitment underwriting or otherwise;

•	through a combination of any such methods; or

•	through any other method permitted under applicable law.

In connection with sales of the common stock or otherwise, a selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume and such selling stockholder may also sell short the shares of common stock and deliver such shares to close out such short positions, or loan or pledge shares of common stock to broker-dealers that in turn may sell such securities.

If underwriters are used in a firm commitment underwriting, the selling stockholders will execute an underwriting agreement with those underwriters relating to the shares of common stock that the selling stockholders will offer. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase the shares of common stock will be subject to conditions. The underwriters, if any, will purchase such shares on a firm commitment basis and will be obligated to purchase all of such shares.

The shares of common stock subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from the selling stockholders in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these shares of common stock for whom they may act as agent. Underwriters may sell these shares to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The selling stockholders may authorize underwriters to solicit offers by institutions to purchase the shares of common stock subject to the underwriting agreement from the selling stockholders at the public offering price stated in a prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. If the selling stockholders sell shares of common stock pursuant to these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the shares of common stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Broker-dealer transactions may include:

•	purchases of the shares of common stock by a broker-dealer as principal and resales of the shares of common stock by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers on a best efforts basis.

If dealers are utilized in the sale of shares of common stock, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

The selling stockholders may also sell shares of the common stock through agents designated by them from time to time. We will name any agent involved in the offer or sale of such shares and will list commissions payable by the selling stockholders to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in any required prospectus supplement.

The selling stockholders may sell any of the shares of common stock directly to purchasers. In this case, the selling stockholders may not engage underwriters or agents in the offer and sale of such shares.

The selling stockholders may indemnify underwriters, dealers or agents who participate in the distribution of the shares of common stock against certain liabilities, including liabilities under the Securities Act and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

The aggregate proceeds to the selling stockholders from the sale of the shares of common stock offered by the selling stockholders hereby will be the purchase price of such shares less discounts and commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of common stock to be made directly or through agents.

In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states such shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of such shares may be underwriting discounts and commissions under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

We are not aware of any plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares of common stock by the selling stockholders. We do not assure you that the selling stockholders will sell any or all of the shares of common stock offered by it pursuant to this prospectus. In addition, we do not assure you that the selling stockholders will not transfer, devise or gift the shares of common stock by other means not described in this prospectus. Moreover, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

EXPERTS

The consolidated financial statements as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2006 included in this Prospectus have been so included in reliance on the report(s) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated balance sheets of Ascent Entertainment Group, Inc. (an indirect, wholly owned subsidiary of Liberty Media Corporation) and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations and comprehensive loss, stockholder’s equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2006 have been incorporated by reference herein in reliance upon the report, dated March 23, 2007, of KPMG LLP, independent registered public accounting firm and upon the authority of said firm as experts in accounting and auditing.

The balance sheets of StayOnline, Inc. as of December 31, 2006 and 2005, and the related statements of income, stockholders’ equity and cash flows for each of the years then ended, incorporated by reference in this prospectus, have been audited by HLB Gross Collins, P.C., certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

PART II

Information Not Required In Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by LodgeNet in connection with the sale of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimates except the registration fee.

Registration fee	$811
Printing fees	10,000
Legal fees and expenses	18,000
Accounting fees and expenses	24,000
Miscellaneous	5,000

Total:	$57,811

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where a present or former officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Article Seventh of LodgeNet’s Certificate of Incorporation exonerates its directors from personal liability to the company or its stockholders for monetary damages for breach of the fiduciary duty of care as a director, provided that Article Seventh does not eliminate or limit liability for any breach of the directors’ duty of loyalty for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, for any improper declaration of dividends or for any transaction from which the director derived an improper personal benefit. Article Seventh does not eliminate a stockholder’s right to seek non-monetary, equitable remedies, such as an injunction or rescission, to redress an action taken by the directors. However, as a practical matter, equitable remedies may not be available in all situations, and there may be instances in which no effective remedy is available.

LodgeNet maintains directors’ and officers’ liability insurance policies. LodgeNet’s bylaws provide for indemnification of its officers and directors to the fullest extent permitted by applicable law.

The Stock Purchase Agreement with PAR Investment Partners, L.P. provides for cross indemnification amongst the parties to each such contract.

These indemnification provisions and agreements may be sufficiently broad to permit indemnification of LodgeNet’s directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

In connection with an offering of securities registered hereunder, LodgeNet may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act.

Item 16.	Exhibits.

Exhibit No.		Description

1	.1*	Form of Underwriting Agreement
4.1		Certificate of Incorporation of the Company(1)
4.2		Bylaws of the Company(2)
4.3		Amendment No. 1 to Restated Certificate of Incorporation of the Company(3)
4.4		Specimen certificate for shares of the Company’s common stock(4)
4.5		Amended and Restated Rights Plan dated February 28, 2007 between LodgeNet Entertainment Corporation and Computershare Investor Services, LLC as Rights Agent(5)
4.6		Stock Purchase Agreement, dated December 13, 2006, between LodgeNet Entertainment Corporation and PAR Investment Partners, L.P.(6)
5.1		Opinion of Leonard, Street and Deinard Professional Association
23.1		Consent of Leonard, Street and Deinard Professional Association (included in Exhibit 5.1)
23.2		Consent of PricewaterhouseCoopers LLP
23.3		Consent of KPMG LLP
23.4		Consent of HLB Gross Collins, P.C.
24.1		Power of Attorney (included on the signature page to this Registration Statement)

*	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

(1)	Incorporated by reference to the Company’s Amendment No. 1 to Registration Statement on Form S-1, filed with the Securities and Exchange Commission on September 24, 1993 (Commission file No. 033-67676).

(2)	Incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed with the Securities and Exchange Commission on August 8, 2005.

(3)	Incorporated by reference to Exhibit 10.37 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the Securities and Exchange Commission on November 14, 2001.

(4)	Incorporated by reference to Exhibit 99.3 to Form 8-K filed with the Securities and Exchange Commission on October 5, 2007.

(5)	Incorporated by reference to Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission on March 14, 2007.

(6)	Incorporated by reference to Exhibit 10.36 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission on March 14, 2007.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the LodgeNet Entertainment Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sioux Falls, State of South Dakota, on September 27, 2007.

LodgeNet Entertainment Corporation

By:	/s/ Scott C. Petersen
Scott C. Petersen
President, Chief Executive Officer and
Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Scott C. Petersen, James G. Naro and Gary H. Ritondaro and each of them individually, with full power of substitution and resubstitution, his true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of securities of LodgeNet Entertainment Corporation, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Signature	Title	Date

/s/ Scott C. Petersen Scott C. Petersen	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	September 30, 2007

/s/ Gary H. Ritondaro Gary H. Ritondaro	Senior Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 30, 2007

/s/ R. Douglas Bradbury R. Douglas Bradbury	Director	September 30, 2007

/s/ R. F. Leyendecker R. F. Leyendecker	Director	September 27, 2007

/s/ Vikki I. Pachera Vikki I. Pachera	Director	September 27, 2007

/s/ Scott H. Shlecter Scott H. Shlecter	Director	September 30, 2007

EXHIBIT INDEX

Exhibit No.		Description

1	.1*	Form of Underwriting Agreement
4.1		Certificate of Incorporation of the Company(1)
4.2		Bylaws of the Company(2)
4.3		Amendment No. 1 to Restated Certificate of Incorporation of the Company(3)
4.4		Specimen certificate for shares of the Company’s common stock(4)
4.5		Amended and Restated Rights Plan dated February 28, 2007 between LodgeNet Entertainment Corporation and Computershare Investor Services, LLC as Rights Agent(5)
4.6		Stock Purchase Agreement, dated December 13, 2006, between LodgeNet Entertainment Corporation and PAR Investment Partners, L.P.(6)
5.1		Opinion of Leonard, Street and Deinard Professional Association
23.1		Consent of Leonard, Street and Deinard Professional Association (included in Exhibit 5.1)
23.2		Consent of PricewaterhouseCoopers LLP
23.3		Consent of KPMG LLP
23.4		Consent of HLB Gross Collins, P.C.
24.1		Power of Attorney (included on the signature page to this Registration Statement)

*	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

(1)	Incorporated by reference to the Company’s Amendment No. 1 to Registration Statement on Form S-1, filed with the Securities and Exchange Commission on September 24, 1993 (Commission file No. 033-67676).

(2)	Incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed with the Securities and Exchange Commission on August 8, 2005.

(3)	Incorporated by reference to Exhibit 10.37 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the Securities and Exchange Commission on November 14, 2001.

(4)	Incorporated by reference to Exhibit 99.3 to Form 8-K filed with the Securities and Exchange Commission on October 5, 2007.

(5)	Incorporated by reference to Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission on March 14, 2007.

(6)	Incorporated by reference to Exhibit 10.36 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission on March 14, 2007.